SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported) December 24, 1996


                            KNOGO NORTH AMERICA INC.
             (Exact name of registrant as specified in its charter)


             Delaware                       1-13528          11-3231714
       (State or other jurisdiction of    (Commission       (IRS Employer
          incorporation)                   File Number)      ID Number)


       350 Wireless Boulevard, Hauppauge, New York   11788
       (Address of principal executive offices)      (Zip Code)

       Registrant's Telephone Number, including area code: (516) 232-2100


          (Former name or former address, if changed since last report)

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Item 5. Other Events. On December 24, 1996, KNOGO North America Inc.
("Knogo") completed a sale-leaseback transaction with respect to its Hauppauge, New York facility, resulting in the receipt by Knogo of net proceeds of approximately $4,500,000, which approximates the carrying value of the land and building. The lease covers a period of 20 years with quarterly lease payments of $131,000. The lease agreement allows for an increase in lease payments for years 4-20 based on a formula tied to the Consumer Price Index.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements - None.

         (a) Pro forma financial information - None.

         (c) Exhibits - None.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      KNOGO NORTH AMERICA INC.


                                      By: /s/ Peter J. Mundy
                                          Peter J. Mundy
                                          Vice President-Finance,
                                          Secretary and Treasurer


Dated:  January 8, 1997